                                                                 EXHIBIT 99.8(b)

                                 WORK ASSIGNMENT

This Work Assignment (this "Work Assignment") is effective as of April 1, 2013, by and between se2 Inc., a Kansas stock insurance company ("ADMINISTRATOR"), Security Distributors, Inc., a Kansas corporation ("SDI"), and Commonwealth Annuity and Life Insurance Company, a life insurance company organized under the laws of the Commonwealth of Massachusetts ("COMMONWEALTH").

                                   WITNESSETH:

     WHEREAS, ADMINISTRATOR, SDI and COMMONWEALTH are party to that certain Third Party Administrator Agreement by and among them effective April 1, 2013, (the "MASTER AGREEMENT"), setting forth general terms and conditions for Work Assignments on behalf of COMMONWEALTH and CLIENTS (as defined therein) of COMMONWEALTH, subject to such different and additional terms and conditions as may be set forth in such Work Assignments;

     WHEREAS, First Allmerica Life Insurance Company ("First Allmerica"), Transamerica Life Insurance Company ("Transamerica"), Protective Life Insurance Company ("Protective"), and Zurich American Life Insurance Company ("ZALICO," fka Kemper Investors Life and Insurance Company), are all CLIENTS of COMMONWEALTH, as defined in the Master Agreement;

     WHEREAS, COMMONWEALTH entered into a Work Assignment dated December 30, 2005 with ADMINISTRATOR and SDI, to perform certain Administration Services and Brokerage with respect to a certain variable life and variable annuity products issued by Commonwealth, First Allmerica and Transamerica, as set forth in Schedule A-1;

     WHEREAS, COMMONWEALTH entered into a Modified Coinsurance Agreement and Administrative Services Agreement with Protective with respect to a closed block of variable annuity and/or variable life insurance contracts issued by Protective and ZALICO, and COMMONWEALTH entered into a Work Assignment dated October 31, 2006 with ADMINISTRATOR and SDI to perform certain Administration Services and Brokerage Services on behalf of Protective and ZALICO with respect to such Contracts, as set forth in Schedule A-2;

     WHEREAS, COMMONWEALTH's wholly-owned subsidiary, First Allmerica, entered into a Work Assignment dated January 20, 2006 with ADMINISTRATOR and SDI to perform certain Administration Services for a closed block of group pension annuity contracts, RIFA Funding Agreements, group IRA annuity certificates and traditional, non-variable life insurance contracts issued by First Allmerica, as set forth in Schedule A-3;

     WHEREAS, COMMONWEALTH entered into an agreement with Protective with respect to a block of variable universal life policies issued by Protective and Kemper Investors Life Insurance Company, and COMMONWEALTH entered into a Work Assignment dated October 2008 with ADMINISTRATOR and SDI to perform various Administration Services and Brokerage Services with respect to such Contracts, as set forth in Schedule A-4;

     WHEREAS, COMMONWEALTH entered into a Work Assignment with ADMINISTRATOR dated April 26, 2012 to perform various Administration Services with respect to certain MYGA Contracts as set forth in Schedule A-5;

     WHEREAS, COMMONWEALTH desires ADMINISTRATOR and SDI to perform the Administration Services and Brokerage Services (as hereinafter delineated) for COMMONWEALTH and its respective CLIENTS for the Contracts (as set forth in Schedule A-1, Schedule A-2, and Schedule A-3; together, the "Contract Schedules") and such other products of COMMONWEALTH or the CLIENTS as may be transitioned from time-to-time on the terms and conditions hereof, as supplemented by the general terms and conditions of the Master Agreement; and

     WHEREAS, ADMINISTRATOR and SDI desire to provide such Transition Services, Administration Services, and Brokerage Services to COMMONWEALTH and the CLIENTS with respect to the contracts set forth on the Contract Schedules and such other products as may be transitioned from time-to-time to ADMINISTRATOR and SDI, on the terms and conditions hereof as supplemented by the general terms and conditions of the Master Agreement;

     NOW THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings, agreements and covenants set forth herein and in the Master Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                               ARTICLE I. GENERAL

A.   DEFINITIONS

Capitalized terms used but not defined in this Assignment shall have the meanings assigned to them in the Master Agreement.

B.   PRODUCTS

The contracts covered by this Work Assignment are fixed and variable life insurance policies, annuity contracts, and pension contracts (collectively, "Contracts") insured, coinsured, or reinsured by COMMONWEALTH or a CLIENT. The Contract Schedules together contain a substantially complete list of the Contracts covered hereby for COMMONWEALTH and the CLIENTS. Additional Products may be transitioned from time-to-time, as set forth in ARTICLE II. TRANSITION SERVICES.

                         ARTICLE II. TRANSITION SERVICES

If requested by COMMONWEALTH, ADMINISTRATOR and SDI shall implement, in conjunction with COMMONWEALTH and/or a CLIENT, a Transition Plan for additional products (each a "Product" until converted to active Contract status) in a form substantially similar to the form set forth in Schedule B. Schedule B describes the general components of the transition services to be furnished by ADMINISTRATOR and SDI (the "Transition Services"), which may be modified as appropriate with respect to a particular Product. ADMINISTRATOR and SDI shall provide overall management and leadership with respect to the implementation of a Transition Plan.

A.   PRODUCT CONVERSION

     1. Each Product will be considered in active Contract status only when the data has been converted to the se2 administration system. Products will be considered ready to convert when all asterisked items described in the Transition Plan (e.g., see Schedule B, Section 2) or other agreed upon measures are within the prescribed and/or agreed upon tolerance levels for each Product, such agreement not to be unreasonably withheld. If all asterisked items described in the Transition Plan (e.g., see Schedule B, Section 2) or other agreed upon measures are not within the prescribed and/or agreed upon tolerance levels for a given Product, conversion will not occur unless mutually agreed to by ADMINISTRATOR and SDI and COMMONWEALTH and/or a CLIENT.

     2. ADMINISTRATOR and SDI shall use diligent efforts to complete the Transition Services. ADMINISTRATOR and SDI shall not be responsible for delays caused by COMMONWEALTH's or a CLIENT's failure to provide requested cooperation in a reasonably timely and competent manner provided the ADMINISTRATOR and SDI shall use commercially reasonable efforts to mitigate the length and effect of any such delays.

     3. Unless otherwise agreed by ADMINISTRATOR and COMMONWEALTH in writing, if the transition for a product occurs on or before June 30 of a calendar year, only contracts of such product-type that are active or were terminated during such calendar year or the preceding calendar year shall be transitioned (I.E., shall be "Contracts"). Unless otherwise determined appropriate and mutually agreed, if the transition for a product occurs on or after July 1st of a calendar year, only contracts of such product-type that are active or were terminated during such calendar year shall be transitioned (I.E., shall be "Contracts"). Lapsed contracts shall be transitioned (I.E., shall be "Contracts") if but only if within the period allowed for reinstatement.

B.   TRANSITION STAFFING

     1. ADMINISTRATOR, SDI and COMMONWEALTH and the applicable CLIENT shall each devote, or cause to be devoted in the case of third party staff, qualified business and technical staff as is reasonably necessary to complete the transition of the administration of the Contracts as contemplated herein (as supplemented by the Master Agreement) to ADMINISTRATOR and SDI.

     2. During the conversion activities (see Schedule B), COMMONWEALTH and/or the Client shall provide experienced and knowledgeable resources capable of supplying the following to assist ADMINISTRATOR and SDI perform their Transition Service responsibilities:

          a) provide resources capable of validating product specifications and setup;

          b) provide information technology resources capable of identifying sources of data and providing the required data in electronic media format;

          c) provide experienced resources capable of operating and maintaining the current COMMONWEALTH and/or CLIENT software contract administration systems;

          d) provide actuarial resources capable of testing and certifying values being generated by the ADMINISTRATOR's and SDI's system; and

          e) provide data in electronic media format to assist with the automated financial reconciliation process.

     3. The staffing required of each party will be addressed in more detail by the parties as the transition process proceeds. In any event, each party recognizes that circumstance unforeseen in connection with the development of the Transition Plan may require it to devote additional or fewer staff than anticipated.

C.   ACCESS

     1. ADMINISTRATOR and SDI anticipate the need to perform at least certain Transition Services on site at COMMONWEALTH's or the applicable CLIENT's facilities and to have reasonable access to appropriate space thereat and to the personnel, equipment and systems utilized by them to administer the Product , free of rent or other charges. COMMONWEALTH accordingly agrees to provide such access and to cause CLIENT to provide ADMINISTRATOR and SDI access to appropriate space at COMMONWEALTH's or CLIENT's facilities and to their respective equipment, systems and personnel (including contract personnel), during their normal business hours (free of rent and other charges) as reasonably needed by ADMINISTRATOR and SDI to perform the Transition Services.

     2. Such access shall include arranging or procuring for the benefit of ADMINISTRATOR and/or SDI, at COMMONWEALTH's expense, for ADMINISTRATOR and/or SDI to have the right to access and use third party software utilized by COMMONWEALTH or CLIENT with respect to administration of the Product, as reasonably necessary for ADMINISTRATOR and SDI to perform the Transition Services; provided that such access to third party software need not include source code access in violation of COMMONWEALTH's or CLIENT's existing license agreements.

D.   SERVICE LEVEL AGREEMENTS

     The Service Level Agreements governing performance of the Services hereunder, and standards for "significant and chronic" performance failures, are set forth in SCHEDULE E.

E.   TRANSITION SERVICE FEES

     1. The parties shall agree upon a maximum base fee, which ADMINISTRATOR may and shall invoice at or about (but not before) completion of phases as may be agreed upon by the parties.

     2. Monthly invoices will be sent at or about the beginning of the months to which they relate. Payment of monthly invoices shall be due within 30 days of receipt of the invoice. Payment of invoices for other amounts listed above is due within 15 days of COMMONWEALTH's receipt of the invoice. Amounts not paid when due shall be subject to a late charge of one and one half percent (1.5%) per month or the applicable legal maximum rate of interest, whichever is less.

F.   POTENTIAL BONUS

     ADMINISTRATOR shall be entitled to a bonus, as may be agreed upon by the parties, in the event that it has satisfactorily completed all conversion activities by stated deadlines.

G.   COST OVERRUNS.

     1. If, following completion of all conversion activities for a product, ADMINISTRATOR's and SDI's total Transition Service costs exceed the agreed upon maximum amount for the product transition, ADMINISTRATOR may invoice COMMONWEALTH with a reasonably detailed explanation for such excess costs. COMMONWEALTH shall be obligated to pay to ADMINISTRATOR, up to an agreed upon maximum amount, less any amounts previously invoiced by ADMINISTRATOR pursuant to Section E, above; provided, however, that amounts invoiced for cost overruns pursuant to this Section G shall reduce dollar-for-dollar the amount of any potential bonus payable pursuant to Section F, above.

     2. If ADMINISTRATOR's and SDI's Transition Service costs substantially exceed the agreed upon maximum amount for the product transition, as a result of occurrences or events not caused by ADMINISTRATOR or SDI, such that the economic benefits of this Work Assignment, taken as a whole over its entire initial term, to ADMINISTRATOR and SDI are materially adversely affected, then COMMONWEALTH agrees to discuss with ADMINISTRATOR in good faith an equitable adjustment of the amount of such excess costs each of them should bear.

                      ARTICLE III. ADMINISTRATION SERVICES

A. Services.

     1. ADMINISTRATOR shall perform the contract administration services, as set forth in Schedule C relating to the active Contracts, to be provided hereunder on an ongoing basis (the "Administration Services"). ADMINISTRATOR shall maintain mutually agreed upon policies and procedures in respect of its provision of the Administration Services.

     2. SDI shall perform the brokerage services set forth on Schedule D (the "Brokerage Services") with respect to administration of such Contracts as are individual or group variable annuity contracts or variable life policies. SDI shall maintain mutually agreed upon policies and procedures in respect of its provision of the Brokerage Services.

B.   FEES.

     Subject to adjustment pursuant to Sections C, D, and E., below, and Section 3.12(f) of the Master Agreement regarding volume discounts, the fees for the Services in respect of the Contracts shall be as set forth on Schedule
     F. Such fees shall be due and payable in respect of a Contract based on the status of such Contract, active vs. lapsed, terminated or otherwise not-in-force, as of the beginning of a calendar month; provided that

          a) if a Contract is transitioned to ADMINISTRATOR and SDI for servicing during a calendar month, the fees in respect of such Contract shall be based on the status of the Contract when transitioned and shall be prorated based on the number of Business Days remaining in the month relative to the total number of Business Days in such month; and

          b) such fees shall be similarly prorated for the last calendar month of the Work Assignment if such last calendar month is a partial month. The fee for lapsed, terminated or otherwise not-in-force Contracts shall be chargeable unless and until the Contract has been purged from ADMINISTRATOR's systems. For the purpose of calculating the fee, Forfeiture Accounts are to be treated in the same manner as terminated Contracts.

C.   CPI ADJUSTMENT

     The fees and rates described in Section B and Schedule F are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

D.   MINIMUM MONTHLY CHARGES

     Notwithstanding the foregoing provisions of this ARTICLE III and the provisions of ARTICLE IV, below, and Section 3.12(e) of the Master Agreement regarding volume discounts, the minimum monthly fees for the Services shall be $250,000 plus any charges due pursuant to ARTICLE IV below, less any non-performance credits under Section E.

E.   PERFORMANCE CREDITS

     In addition to all other credits to which COMMONWEALTH may be entitled pursuant to this Work Assignment, should ADMINISTRATOR or SDI fail to have satisfied the Service Level Agreements for active Contracts set forth in Schedule E, for a calendar month, and upon receipt of notice fail to correct its performance the following calendar month in respect of the same performance standard(s) against which it failed in respect of the preceding calendar month, COMMONWEALTH shall be entitled to a credit in the amount of two and one half percent (2.5%) of the fees otherwise due for such third month. The calculation of the credit shall apply only to Contracts that have been converted to the se(2) administration system and are in Active compliance status.

F.   OUT-OF-POCKET AND PASS-THROUGH COSTS

     COMMONWEALTH and/or the applicable CLIENT shall reimburse certain out-of-pocket and pass-through costs of the type set forth below:

     1.   postage and express mail charges;

     2.   sales and use taxes on services provided;

     3. onsite and offsite paper file records transportation, storage and retrieval costs;

     4.   printing and mailing of quarterly and annual statements;

     5. stationary, paper, envelopes and related supplies used in mailings to Insureds;

     6.   broker communication charges;

     7. costs for regulatory mailings (such as fund reports, prospectuses, proxies, privacy notices, TPA notices, etc.);

     8.   underwriting and claims investigation charges;

     9.   proxy tabulation costs in respect of voting by Contract holders; and

     10. other costs expressly identified in this Assignment (or the Agreement) as out-of-pocket or pass-through costs.

                           ARTICLE IV. STANDARD RATES

A.   HOURS RATES.

     The hourly charges for any services of internal personnel of ADMINISTRATOR and/or SDI reasonably incurred by ADMINISTRATOR and/or SDI that are specific and unique to servicing COMMONWEALTH and or a CLIENT shall be as set forth on Schedule G. No such services will be incurred without prior written approval by COMMONWEALTH. All such work will be performed by such persons for ADMINISTRATOR and SDI, not COMMONWEALTH, but at COMMONWEALTH's expense.

B.   CPI ADJUSTMENT

     The fees and rates described in Section A above and Schedule G are subject to a CPI adjustment in accordance with Section 8.6 of the Master Agreement.

C.   BROKERAGE SERVICES

     The fees payable by COMMONWEALTH to SDI for SDI's performance of the Brokerage Services are included in the fees payable for the Services. No additional sums shall be due and payable by COMMONWEALTH to SDI; ADMINISTRATOR will pay over to SDI the fees due SDI for performance of the Brokerage Services from the fees paid to ADMINISTRATOR pursuant to this
     Part V.

                                   V. NOTICES

     All notices and other communications required or permitted under this Work Assignment that are to be given in writing shall be deemed to have been duly given on the date delivered by hand, by nationally recognized overnight courier service or by messenger, or upon receipt by facsimile transmission, or upon delivery by registered or certified mail (return receipt requested) postage prepaid to any Party at the following addresses and facsimile numbers, or to such other address or facsimile number as a Party to receive the notice or request so designates by written notice to the other.

     If to COMMONWEALTH:

           Commonwealth Annuity and Life Insurance Company
           132 Turnpike Road, Suite 210
           Southborough, MA 01772
           Attn: Assistant General Counsel
           Facsimile: (212) 493-9888

     If to ADMINISTRATOR:

          se(2) Inc.
          One Security Benefit Place
          Topeka, Kansas 66636-0061
          Attention: James R. Schmank
          Facsimile: (785) 368-1309

     If to SDI:

          Security Distributors, Inc.
          One Security Benefit Place
          Topeka, Kansas 66636-0061
          Attention: General Counsel
          Facsimile: (785) 438-3080

                            VI. TERM AND TERMINATION

A.   TERM

     This Work Assignment shall have an initial term of ten (10) years commencing on the date first written above, and shall be subject to the termination provisions set forth in Section 7 of the Master Agreement.

B.   TERMINATION CHARGE

     The Termination Charge shall be the amount of the minimum monthly Service Fees, as set forth in Article III. D, above, times the number of months remaining until the term of the Work Assignment was initially scheduled to expire. Partial months shall be pro-rated based on the ratio of total number of Business Days remaining in such month to the total number of Business Days in such month.

IN WITNESS WHEREOF, this Work Assignment is effective as of the date first set forth above.

SE2 INC                                 SECURITY DISTRIBUTORS, INC.
One Security Benefit Place              One Security Benefit Place
Topeka, Kansas 66636-0001               Topeka, Kansas 66636-0001

By: /s/James R. Schmank                 By: /s/ James R. Schmank
    -------------------                     --------------------
Name: James R. Schmank                  Name: James R. Schmank
Title: Vice President                   Title: Vice President
Date: 3-15-2013                         Date: 03-15-2013

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY
132 Turnpike Road, Suite 210
Southborough, MA 01772


By: /s/ Nicholas von Moltke
    -----------------------
[signature]
Name: Nicholas von Moltke
Title: President and Chief Executive Officer
Dat: 03/27/2013

                                  SCHEDULE A-1
                   COMMONWEALTH AND FAFLIC VARIABLE CONTRACTS

          PLAN
PLATFORM  CODE           PRODUCT                                           TYPE     CONV. METHOD
-------------------------------------------------------------------------------------------------
Beacon      137112       Allmerica Premier Choice                          AAI      Full History
Beacon      137512       Allmerica Premier Choice EDB                      AAI      Full History
Beacon      338510       Delaware Golden Medallion                         AAI      Full History
Beacon      437513       Allmerica Select Acclaim                          AAI      Full History
Beacon      437514       Allmerica Select Optim - L                        AAI      Full History
Beacon      438510       Allmerica Select Reward                           AAI      Full History
Beacon      538510       Pioneer XtraVision                                AAI      Full History
Beacon      637113       Scudder Gateway Incentive                         AAI      Full History
Beacon      637513       Scudder Gateway Incentive EDB                     AAI      Full History
Beacon      638510       Scudder Gateway Plus                              AAI      Full History
Beacon      837511       Allmerica Value Generation                        AAI      Full History
Beacon      937511       Directed .Advisory Solutions                      AAI      Full History
CORE        127VD        Advantage                                         VUL      Point in Time
CORE        2SIAS        Estate Optimizer-2nd-to-die                       VUL      Point in Time
CORE        1SLAS.       Estate Optimizer -single life                     VUL      Point in Time
CORE        2SLAS        Estate Optimizer -single life                     VUL      Point in Time
CORE        3SLAS        Estate Optimizer -single life unisex              VUL      Point in Time
CORE        4SLAS        Estate Optimizer -single life unisex              VUL      Point in Time
CORE        2GUFX        Flexcon                                           VUL      Point in Time
CORE        1GVFX        Group VEL                                         VUL      Point in Time
CORE        2GVFX        Group VEL                                         VUL      Point in Time
CORE        056VD        Inheiritage                                       VUL      Point in Time
CORE        O57VD        Inheiritage                                       VUL      Point in Time
CORE        046VD        Select Inheiritage                                VUL      Point in Time
CORE        047VD        Select Inheiritage                                VUL      Point in Time
CORE        131VD        Select Life                                       VUL      Point in Time
CORE        132VD        Select Life                                       VUL      Point in Time
CORE        133VD        Select Life                                       VUL      Point in Time
CORE        134VD        Select Life                                       VUL      Point in Time
CORE        1SISS        Select SPL-2nd to die                             VUL      Point in Time
CORE        2SISS        Select SPL-2nd to die                             VUL      Point in Time
CORE        1SLSS        Select SPL-single life                            VUL      Point in Time
CORE        2SLSS        Select SPL-single life                            VUL      Point in Time
CORE        3SLSS        Select SPL-single life unisex                     VUL      Point in Time
CORE        4SLSS        Select SPL-single life unisex                     VUL      Point in Time
CORE        1SITS        Transamerica SPL-2nd-to-die                       VUL      Point in Time
CORE        2SITS        Transamerica SPL-2nd-to-die                       VUL      Point in Time
CORE        1SLTS        Transamerica SPL-single life                      VUL      Point in Time

          PLAN
PLATFORM  CODE           PRODUCT                                           TYPE     CONV. METHOD
-------------------------------------------------------------------------------------------------
CORE        2SLTS        Transamerica SPL-single life                      VUL      Point in Time
CORE        3SLTS        Transamerica SPL-single life                      VUL      Point in Time
CORE        4SLTS        Transamerica SPL-single life                      VUL      Point in Time
CORE        105TA        Transamerica VEL                                  VUL      Point in Time
CORE        106TA        Transamerica VEL                                  VUL      Point in Time
CORE        108TA        Transamerica VEL                                  VUL      Point in Time
CORE        046VD        Variable Inheiritage                              VUL      Point in Time
CORE        047VD        Variable Inheiritage                              VUL      Point in Time
CORE        105VD        VEL 87                                            VUL      Point in Time
CORE        106VD        VEL 87                                            VUL      Point in Time
CORE        107VD        VEL 87 Unisex                                     VUL      Point in Time
CORE        108VD        VEL 87 Unisex                                     VUL      Point in Time
CORE        105VX        VEL 91                                            VUL      Point in Time
CORE        106VX        VEL 91                                            VUL      Point in Time
CORE        107VX        VEL 91 Unisex                                     VUL      Point in Time
CORE        108VX        VEL 91 Unisex                                     VUL      Point in Time
CORE        105VY        VEL 93                                            VUL      Point in Time
CORE        105VZ        VEL 93                                            VUL      Point in Time
CORE        106VY        VEL 93                                            VUL      Point in Time
CORE        106VZ        VEL 93                                            VUL      Point in Time
CORE        107VY        VEL 93 Unisex                                     VUL      Point in Time
CORE        108VY        VEL 93 Unisex                                     VUL      Point in Time
CORE        108VZ        VEL 93 Unisex                                     VUL      Point in Time
CORE        137VD        VEL PG/VEL Plus                                   VUL      Point in Time
CORE        138VD        VEL PG/VEL Plus                                   VUL      Point in Time
Lifeforce   115E1        Allmerica VUL 2001                                VUL      Full History
Lifeforce   115E3        Allmerica Select Life Plus                        VUL      Full History
Lifeforce   115IM        Allmerica VUL 2001 IMO                            VUL      Full History
Lifeforce   115SP        Allmerica SPL II-single life                      VUL      Full History
Lifeforce   116CL        Canada Life VUL                                   VUL      Full History
Lifeforce   116E1        Allmerica VUL 2001                                VUL      Full History
Lifeforce   116E2        CPA VEL 2001                                      VUL      Full History
Lifeforce   116E3        Allmerica Select Life Plus                        VUL      Full History
Lifeforce   116FI        First Union VUL                                   VUL      Full History
Lifeforce   116IM        Allmerica VUL 2001 IMO                            VUL      Full History
Lifeforce   116SD        Allmerica SPL II-2nd-to-die                       VUL      Full History
Lifeforce   116SP        Allmerica SPL II-single life                      VUL      Full History
Lifeforce   116SV        Allmerica Select Survivorship                     VUL      Full History
Lifeforce   117E1        Allmerica VUL 2001                                VUL      Full History
Lifeforce   117E3        Allmerica Select Life Plus                        VUL      Full History
Lifeforce   118E1        Allmerica VUL 2001                                VUL      Full History
Lifeforce   118E3        Allmerica Select Life Plus                        VUL      Full History
Lifeforce   118IM        Allmerica VUL 2001 IMO                            VUL      Full History
Lifeforce   120SV        Allmerica Select Survivorship                     VUL      Full History
Vantage     121110       67 series single pay                              AA II    Point in Time
Vantage     122110       69 series single pay                              AA II    Point in Time

          PLAN
PLATFORM  CODE           PRODUCT                                           TYPE     CONV. METHOD
-------------------------------------------------------------------------------------------------
Vantage     123110       75 series single pay                              AA II    Point in Time
Vantage     124210       Single Variable Individual Annuity(80-92)         AA II    Point in Time
Vantage     124220       Single Pay Fixed BN                               AA II    Point in Time
Vantage     124310       Colonial AVA single pay                           AA II    Point in Time
Vantage     125220       Exec-Annuity I                                    AA II    Point in Time
Vantage     126220       Exec-Annuity II                                   AA II    Point in Time
Vantage     131110       Flexible Variable Individual Annuity(67-75)       AA II    Point in Time
Vantage     132110       Flexible Variable Individual Annuity              AA II    Point in Time
Vantage     133210       Elective Variable Individual Annuity(75-80)       AA II
Vantage     133220       Elective Fixed Individual Annuity(75-79)          AA II    Point in Time
Vantage     134210       Elective Variable Individual Annuity(80-95)       AA II    Point in Time
Vantage     134220       Elective Fixed Individual Annuity(79-95)          AA II    Point in Time
Vantage     134420       Elective Fixed Individual Annuity(84-92)          AA II    Point in Time
Vantage     137210       Exec Annuity Plus 91 Annuity                      AA II    Point in Time
Vantage     137310       Exec Annuity Plus 93 Annuity                      AA II    Point in Time
Vantage     137410       Allmerica Advantage Annuity                       AA II    Point in Time
Vantage     141110       Stipulated Variable Individual Annuity (67-75)    AA II    Point in Time
Vantage     231110       Group Flexible Pay1                               AA II    Point in Time
Vantage     231210       Group Flexible Pay2                               AA II    Point in Time
Vantage     337210       Delaware Medallion 92 Annuity                     AA II    Point in Time
Vantage     337310       Delaware Medallion 94 Annuity                     AA II    Point in Time
Vantage     337410       Delaware Medallion III Annuity                    AA II    Point in Time
Vantage     437210       Allmerica Select Resource                         AA II    Point in Time
Vantage     437410       Allmerica Select Resource II                      AA II    Point in Time
Vantage     437412       Allmerica Select Charter                          AA II    Point in Time
Vantage     537310       Pioneer Vision Annuity                            AA II    Point in Time
Vantage     537410       Pioneer Vision 2 Annuity                          AA II    Point in Time
Vantage     537412       Pioneer C-Vision                                  AA II    Point in Time
Vantage     637410       Scudder Elite Annuity                             AA II    Point in Time
Vantage     637412       Scudder Gateway Advisor                           AA II    Point in Time
Vantage     637510       Scudder Custom Annuity                            AA II    Point in Time
Vantage     737410       Fulcrum Annuity                                   AA II    Point in Time

                                  SCHEDULE A 2
                         PROTECTIVE AND ZALICO CONTRACTS

                                                                   BUSINESS
PRODUCT   PRODUCT                                                  SOURCE              CONVERSION
ID        REV NO    PRODUCT NAME                     COMPANY       CODE                METHOD
-------   -------   ------------------------------   -----------   -----------------   -------------
A0        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A1        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A2        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A3        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A3        001       Protective RSG Advantage III     01 - CILAAC   n/a                 Point in time
A3        002       Protective RSG Advantage III     01 - CILAAC   n/a                 Point in time
A4        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A5        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A6        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A7        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A8        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
A9        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
AA        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
AB        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
AC        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
AD        000       Kemper Advantage III             02 - KILICO   n/a                 Point in time
BV        000       Protective FI Variable Annuity   01 - CILAAC   n/a                 Full history
BV        001       Protective FI Variable Annuity   01 - CILAAC   n/a                 Full history
ML        000       Zurich Archway                   02 - KILICO   R - RSG Mid-Load    Point in time
ML        000       Zurich ZS4                       02 - KILICO   S - SALD Mid-Load   Point in time
PS        000       Kemper Passport Annuity          02 - KILICO   n/a                 Point in time
R1        000       Zurich Preferred                 02 - KILICO   n/a                 Point in time
R2        000       Zurich Preferred Plus            02 - KILICO   n/a                 Point in time
R2        001       Protective RSG Preferred Plus    01 - CILAAC   n/a                 Point in time
R2        002       Protective RSG Preferred Plus    01 - CILAAC   n/a                 Point in time
R2        003       Protective RSG Preferred Plus    01 - CILAAC   n/a                 Point in time
SA        000       Kemper Advantage I Annuity       02 - KILICO   n/a                 Point in time
SB        000       Kemper Advantage I Annuity       02 - KILICO   n/a                 Point in time

                                                    SCHEDULE A-3

                                                FAFLIC - TRADITIONAL

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       000AA       Traditional   Whole Life                                               AE
CORE       000AB       Traditional   Whole Life AE Upgrade                                    AE
CORE       000BA       Traditional   Whole Life                                               41 CSO
CORE       000BB       Traditional   Whole Life Upgrade                                       41 CSO
CORE       000DA       Traditional   Whole Life                                               58 CSO
CORE       000DB       Traditional   Whole Life Upgrade prior to 1/1/70                       58 CSO
CORE       000EB       Traditional   Whole Life Upgrade after 1/1/70                          58 CSO
CORE       000GA       Traditional   Whole Life                                               58 CSO 72
CORE       000GB       Traditional   Whole Life Upgrade                                       58 CSO 72
CORE       000JA       Traditional   Whole Life                                               58 CSO 77
CORE       000JB       Traditional   Whole Life Upgrade                                       58 CSO 77
CORE       000KA       Traditional   Whole Life                                               1981
CORE       000KV       Traditional   Variable Loan Whole Life                                 1981
CORE       000LA       Traditional   Whole Life-Fixed % INT loan reg                          1980 CSO
CORE       000LV       Traditional   Whole Life-variable % INT loan reg                       1980 CSO
CORE       000LX       Traditional   Whole Life-variable % INT loan reg Unisex                1980 CSO
CORE       002DA       Traditional   Graded Premium Whole Life                                58 CSO
CORE       002GA       Traditional   Graded Premium Whole Life                                58 CSO 72
CORE       003GA       Traditional   NS Whole Life                                            58 CSO 72
CORE       003GB       Traditional   NS Whole Life Upgrade                                    58 CSO 72
CORE       003JA       Traditional   NS Whole Life                                            58 CSO 77
CORE       003JB       Traditional   NS Whole Life Upgrade                                    58 CSO 77
CORE       003KA       Traditional   NS Whole Life-Fixed % INT loan                           1981
CORE       003KV       Traditional   NS Var loan whole life                                   1981
CORE       003LA       Traditional   NS Whole Life-Fixed % INT loan                           1980 CSO
CORE       003LV       Traditional   NS Whole Life-variable % INT loan                        1980 CSO
CORE       003LX       Traditional   NS Whole Life-variable % INT loan unisex                 1980 CSO
CORE       005GA       Traditional   Inflation Fighter Whole Life                             58 CSO 72
CORE       005GB       Traditional   Inflation Fighter Whole Life Upgrade                     58 CSO 72
CORE       005JA       Traditional   Inflation Fighter Whole Life                             58 CSO 77
CORE       005JB       Traditional   Inflation Fighter Whole Life Upgrade                     58 CSO 77

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       006GA       Traditional   NS Inflation Fighter Whole Life                           58 CSO 72
CORE       006GB       Traditional   NS Inflation Fighter Whole Life Upgrade                   58 CSO 72
CORE       006JA       Traditional   NS Inflation Fighter Whole Life                           58 CSO 77
CORE       006JB       Traditional   NS Inflation Fighter Whole Life Upgrade                   58 CSO 77
CORE       009DA       Traditional   Youth Builder                                            58 CSO Prior
CORE       009GA       Traditional   Youth Builder                                             58 CSO 72
CORE       009GB       Traditional   Youth Builder                                             58 CSO 72
CORE       010DA       Traditional   10 Pay Life                                                 58 CSO
CORE       010GA       Traditional   10 Pay Life                                               58 CSO 72
CORE       010JA       Traditional   10 Pay Life                                               58 CSO 77
CORE       010JB       Traditional   10 Pay Life upgrade                                       58 CSO 77
CORE       010KA       Traditional   10 Pay Life                                                  1981
CORE       011AA       Traditional   Preferred life                                                AE
CORE       011AB       Traditional   Preferred life AE upgrade                                     AE
CORE       011BA       Traditional   Preferred life                                              41 CSO
CORE       011BB       Traditional   Preferred life AE upgrade                                   41 CSO
CORE       012JA       Traditional   NS 10 pay life                                            58 CSO 77
CORE       012JB       Traditional   NS 10 pay life upgrade                                    58 CSO 77
CORE       012KA       Traditional   NS 10 pay life                                               1981
CORE       013KA       Traditional   Extralife                                                    1981
CORE       013KV       Traditional   Extralife variable loan                                      1981
CORE       014KA       Traditional   NS extralife-fixed % INT loan                                1981
CORE       014KV       Traditional   NS extralife variable loan                                   1981
CORE       020BA       Traditional   20 Pay Life                                                 41 CSO
CORE       020DA       Traditional   20 Pay Life                                                 58 CSO
CORE       020GA       Traditional   20 Pay Life                                               58 CSO 72
CORE       020JA       Traditional   20 Pay Life                                               58 CSO 77
CORE       020JB       Traditional   20 pay life upgrade                                       58 CSO 77
CORE       020KA       Traditional   20 Pay Life                                                  1981
CORE       021GA       Traditional   NS 20 Pay Life                                            58 CSO 72
CORE       021JA       Traditional   NS 20 Pay Life                                            58 CSO 77
CORE       021JB       Traditional   NS 20 pay life upgrade                                    58 CSO 77
CORE       021KA       Traditional   NS 20 Pay Life                                               1981
CORE       022KV       Traditional   Graded Premium Whole Life                                    1981
CORE       023KV       Traditional   NG graded premium whole life                                 1981
CORE       025BA       Traditional   25 Pay Life                                                 41 CSO
CORE       026KV       Traditional   Executive Protector                                          1981
CORE       027KV       Traditional   NS Executive Protector                                       1981
CORE       030BA       Traditional   30 Pay Life                                                 41 CSO
CORE       030DA       Traditional   30 Pay Life                                                 58 CSO
CORE       030GA       Traditional   30 Pay Life                                               58 CSO 72
CORE       030JA       Traditional   30 Pay Life                                               58 CSO 77

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       030JB       Traditional   30 pay life upgrade                                       58 CSO 77
CORE       034GA       Traditional   NS 30 Pay Life                                            58 CSO 72
CORE       034JB       Traditional   NS 30 pay life upgrade                                    58 CSO 77
CORE       040KV       Traditional   Life paid up at 95 Qpay                                      1981
CORE       040LV       Traditional   Life paid up @95                                           1980 CSO
CORE       040LX       Traditional   Life paid up @95 unisex                                    1980 CSO
CORE       041KV       Traditional   NS Life paid up at 95 Qpay                                   1981
CORE       041LV       Traditional   NS Life paid up at 95 Qpay                                 1980 CSO
CORE       041LX       Traditional   NS Life paid up at 95 unisex Qpay                          1980 CSO
CORE       045BA       Traditional   Life paid up at 85                                          41 CSO
CORE       055AA       Traditional   Life paid up at 55                                            AE
CORE       055BA       Traditional   Life paid up at 55                                          41 CSO
CORE       060AA       Traditional   Life paid up at 60                                            AE
CORE       060BA       Traditional   Life paid up at 60                                          41 CSO
CORE       060DA       Traditional   Life paid up at 60                                          58 CSO
CORE       060GA       Traditional   Life paid up at 60                                        58 CSO 77
CORE       060JA       Traditional   Life paid up at 60                                        58 CSO 77
CORE       060JB       Traditional   Life paid up at 60 upgrade                                58 CSO 77
CORE       061GA       Traditional   NS life paid up at 60                                     58 CSO 72
CORE       061JA       Traditional   NS life paid up at 60                                     58 CSO 77
CORE       061JB       Traditional   NS Life paid up at 60 upgrade                             58 CSO 77
CORE       062JB       Traditional   Life paid up at 62                                          41 CSO
CORE       065AA       Traditional   Life paid up at 65                                            AE
CORE       065BA       Traditional   Life paid up at 65                                          41 CSO
CORE       065DA       Traditional   Life paid up at 65                                          58 CSO
CORE       065GA       Traditional   Life paid up at 65                                        58 CSO 72
CORE       065JA       Traditional   Life paid up at 65                                        58 CSO 77
CORE       065JB       Traditional   Life paid up at 65 upgrade                                58 CSO 77
CORE       065KA       Traditional   Life paid up at 65                                           1981
CORE       066GA       Traditional   NS life paid up at 65                                     58 CSO 72
CORE       066JA       Traditional   NS life paid up at 65                                     58 CSO 77
CORE       066JB       Traditional   NS life paid up at 65 upgrade                             58 CSO 77
CORE       066KA       Traditional   NS life paid up at 65                                        1981
CORE       067KA       Traditional   Executive 70                                                 1981
CORE       068KA       Traditional   NS Executive 70                                              1981
CORE       070BA       Traditional   Family Plan                                                 41 CSO
CORE       070BB       Traditional   Upgrade                                                     41 CSO
CORE       071BA       Traditional   Parent & Children plan                                      41 CSO
CORE       071BB       Traditional   Parent & children plan upgrade                              41 CSO
CORE       075BA       Traditional   Executive protector                                         41 CSO
CORE       076BA       Traditional   Executive protector                                         41 CSO
CORE       079GB       Traditional   NS section 79 whole life upgrade                          58 CSO 72
CORE       079JA       Traditional   NS section 79 whole life                                  58 CSO 77
CORE       080BA       Traditional   Preferred protector 59 rates                                41 CSO
CORE       080BB       Traditional   Preferred protector 59 rates upgrade                        41 CSO

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       081BB       Traditional   Preferred protector-female not rated upgrade                41 CSO
CORE       082BA       Traditional   NS preferred protector                                      41 CSO
CORE       082BB       Traditional   NS preferred protector upgrade                              41 CSO
CORE       082DA       Traditional   NS preferred protector                                      58 CSO
CORE       082DB       Traditional   NS preferred protector 64 upgrade                           58 CSO
CORE       082EB       Traditional   NS preferred protector 64 upgrade                           58 CSO
CORE       082GA       Traditional   NS preferred protector                                    58 CSO 77
CORE       082GB       Traditional   NS preferred protector upgrade                            58 CSO 77
CORE       085BA       Traditional   Guar iss life paid up at 85                                 41 CSO
CORE       089GA       Traditional   Planned protector whole life                              58 CSO 72
CORE       089GB       Traditional   Planned protector whole life upgrade                      58 CSO 72
CORE       090GA       Traditional   NS planned protector whole life                           58 CSO 72
CORE       090GB       Traditional   NS planned protector whole life upgrade                   58 CSO 72
CORE       092BA       Traditional   Equity builder                                              41 CSO
CORE       092DA       Traditional   Equity builder                                              58 CSO
CORE       095BA       Traditional   Preferred protector                                         41 CSO
CORE       095BB       Traditional   Preferred protector upgrade                                 41 CSO
CORE       096BB       Traditional   Preferred protector-female not rated upgrade                41 CSO
CORE       097BA       Traditional   Equity builder                                              58 CSO
CORE       097DA       Traditional   Equity builder                                              58 CSO
CORE       101BA       Traditional   Executive 65-end at 95 paid up at 65                        41 CSO
CORE       119AA       Traditional   Endowment at 85                                               AE
CORE       119BA       Traditional   Endowment at 85                                             41 CSO
CORE       152BA       Traditional   Endowment at 65 20 pay                                      41 CSO
CORE       152DA       Traditional   Endowment at 65 20 pay                                      58 CSO
CORE       156BA       Traditional   Endowment at 85 20 pay                                      41 CSO
CORE       160BA       Traditional   Endowment at 60                                             41 CSO
CORE       165AA       Traditional   Endowment at 65                                               AE
CORE       165BA       Traditional   Endowment at 65                                             41 CSO
CORE       165DA       Traditional   Endowment at 65                                             58 CSO
CORE       165GA       Traditional   Endowment at 65                                           58 CSO 77
CORE       165JA       Traditional   Endowment at 65                                           58 CSO 77
CORE       165JB       Traditional   Endowment at 65 upgrade                                   58 CSO 77
CORE       177GA       Traditional   NS Endowment at 65                                        58 CSO 72
CORE       177JB       Traditional   NS Endowment at 65 upgrade                                58 CSO 77
CORE       181GB       Traditional   NS Exec protector SEC 79 upgrade                          58 CSO 72
CORE       185GA       Traditional   MOD3 Endowment at 85                                      58 CSO 72
CORE       185JA       Traditional   MOD3 Endowment at 85                                      58 CSO 77
CORE       185JB       Traditional   MOD3 Endowment at 85 upgrade                              58 CSO 77
CORE       186GA       Traditional   NS MOD3 Endowment at 85                                   58 CSO 72
CORE       186JA       Traditional   NS MOD3 Endowment at 85                                   58 CSO 77

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       186JB       Traditional   NS MOD3 Endowment at 85 Upgrade                           58 CSO 77
CORE       187GA       Traditional   Inflation fighter exec protector                          58 CSO 72
CORE       187GB       Traditional   Inflation fighter exec protector upgrade                  58 CSO 72
CORE       188GA       Traditional   NS inflation fighter exec protect                         58 CSO 72
CORE       188GB       Traditional   NS inflation fighter exec protect upgrade                 58 CSO 72
CORE       190GA       Traditional   Exec endowment protector at 90                            58 CSO 72
CORE       190GB       Traditional   Exec end. protector at 90 upgrade                         58 CSO 72
CORE       191GA       Traditional   NS exec protector endowment at 90                         58 CSO 72
CORE       191GB       Traditional   NS exec protector endowment at 90 upgrade                 58 CSO 72
CORE       193GA       Traditional   NS MOD3 endowment at 90                                   58 CSO 72
CORE       195GA       Traditional   NS exec endowment at 95                                   58 CSO 72
CORE       195GB       Traditional   NS exec endowment at 95 upgrade                           58 CSO 72
CORE       196GA       Traditional   Exec protector endowment at 90                            58 CSO 72
CORE       196GB       Traditional   Exec protector endowment at 90 upgrade                    58 CSO 72
CORE       196KA       Traditional   Exec protector endowment at 90                               1981
CORE       197GA       Traditional   NS Exec protector                                         58 CSO 72
CORE       197GB       Traditional   NS Exec protector upgrade                                 58 CSO 72
CORE       197KA       Traditional   NS Exec protector                                            1981
CORE       198BA       Traditional   Endowment at 85 30 pay                                      41 CSO
CORE       202GA       Traditional   Yearly renewable term to age 75                           58 CSO 72
CORE       203GA       Traditional   NS yearly renewable term to 75                            58 CSO 72
CORE       205LB       Traditional   NS 5 YEAR NON-CONVERTIBLE TERM M/F                          Misc.
CORE       207VO       Traditional   NS 5 YEAR NON-CONVERTIBLE TERM UNI                          Misc.
CORE       216DA       Traditional   5 yr renewable term                                         58 CSO
CORE       217GA       Traditional   5 yr renewable term                                       58 CSO 72
CORE       218GA       Traditional   NS 5 yr renewable term                                    58 CSO 72
CORE       245GA       Traditional   30 yr reducing term                                       58 CSO 72
CORE       256GA       Traditional   NS 25 yr reducing term                                    58 CSO 72
CORE       257GA       Traditional   NS 30 yr reducing term                                    58 CSO 72
CORE       289VA       Traditional   PAID UP TERM FOR CIR ON EXCEPTIONAL LIFE                    Misc.
CORE       297BA       Traditional   Paid up term-family  or parent plan                         41 CSO
CORE       299DA       Traditional   Paid up term wife & child                                   58 CSO
CORE       299GA       Traditional   Paid up term wife child rider                             58 CSO 72
CORE       301GA       Traditional   Simplified undrwrtng ret protector whole life 70-73 3%    58 CSO 72
CORE       303GA       Traditional   Simplified undrwrtng ret protector whole life             58 CSO 72
CORE       303KA       Traditional   Simplified undrwrtng ret protector whole life                1981

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       304KA       Traditional   NS Simplified undrwrtng ret protector whole life             1981
CORE       334BA       Traditional   Simplified undrwrtng life paid up 85                        41 CSO
CORE       334DA       Traditional   Simplified undrwrtng life paid up 85                        58 CSO
CORE       336DA       Traditional   Simplified undrwrtng male retirement income 65 10c+c        58 CSO
CORE       378DA       Traditional   Simplified undrwrtng life paid up 85                        58 CSO
CORE       378GA       Traditional   Simplified undrwrtng life paid up 85                      58 CSO 72
CORE       397BA       Traditional   Simplified undrwrtng guar iss equity builder                41 CSO
CORE       397DA       Traditional   Simplified undrwrtng guar iss equity builder                58 CSO
CORE       397GA       Traditional   Guar iss-equity builder                                   58 CSO 72
CORE       398DA       Traditional   Simplified undrwrtng paid up life                           58 CSO
CORE       398GA       Traditional   Simplified undrwrtng paid up life                         58 CSO 72
CORE       500AA       Traditional   Life reduced at 65                                            AE
CORE       501AA       Traditional   Limited pay life reduced at 65                                AE
CORE       570DA       Traditional   PT retirement annuity over 9 yrs                            58 CSO
CORE       570GA       Traditional   PT retirement annuity over 9 yrs                          58 CSO 72
CORE       575DA       Traditional   PT paid up retirement annuity                              580 CSO
CORE       575EA       Traditional   PT paid up retirement annuity                             58 CSO 72
CORE       575GA       Traditional   PT paid up retirement annuity                             58 CSO 72
CORE       590EA       Traditional   Retirement annuity def. over 9 yrs                          58 CSO
CORE       590GA       Traditional   Retirement annuity def. over 9 yrs                        58 CSO 72
CORE       595BA       Traditional   Paid up retirement annuity                                  41 CSO
CORE       595CA       Traditional   Paid up retirement annuity                                  Misc.
CORE       595DA       Traditional   Paid up retirement annuity                                  58 CSO
CORE       595EA       Traditional   Paid up retirement annuity                                  58 CSO
CORE       595GA       Traditional   Paid up retirement annuity                                58 CSO 72
CORE       599BA       Traditional   Later maturity annuity                                      41 CSO
CORE       599DA       Traditional   Later maturity annuity                                      58 CSO
CORE       599EA       Traditional   Later maturity annuity                                      58 CSO
CORE       599GA       Traditional   Later maturity annuity                                    58 CSO 72
CORE       601GA       Traditional   PT ret prot whole life 3%                                 58 CSO 72
CORE       609GA       Traditional   PT ret prot whole life                                    58 CSO 72
CORE       609KA       Traditional   PT ret prot whole life                                       1981
CORE       611KA       Traditional   NS PT retirement protector whole life                        1981
CORE       615DA       Traditional   PT male retirement income 65 10C+C                          58 CSO
CORE       615GA       Traditional   PT male retirement income 65 10C+C                        58 CSO 72
CORE       620DA       Traditional   PT male retirement income 70 10C+C                          58 CSO
CORE       620GA       Traditional   PT male retirement income 70 10C+C                        58 CSO 72
CORE       635GA       Traditional   PT female retirement income 65 10C+C                      58 CSO 72
CORE       646DA       Traditional   PT female retirement income 70 10C+C                        58 CSO

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       646GA       Traditional   PT female retirement income 70 10C+C                      58 CSO 72
CORE       667GA       Traditional   PT male retirement income 70 life                         58 CSO 72
CORE       680GA       Traditional   PT female retirement income 70 life                       58 CSO 72
CORE       689DA       Traditional   PT life paid up at 85                                       58 CSO
CORE       690DA       Traditional   PT life paid up at 85                                       58 CSO
CORE       690GA       Traditional   PT life paid up at 85                                     58 CSO 72
CORE       698DA       Traditional   PT paid up life                                             58 CSO
CORE       698GA       Traditional   PT paid up life                                           58 CSO 72
CORE       699DA       Traditional   PT paid up endowment                                        58 CSO
CORE       699GA       Traditional   PT paid up endowment                                      58 CSO 72
CORE       703BA       Traditional   Retirement prem 5-endowment at 85                           41 CSO
CORE       714BB       Traditional   Retirement premium 10-pref prot upgrade                     41 CSO
CORE       716AA       Traditional   Retirement premium 10-endowment at 65                         AE
CORE       716BA       Traditional   Retirement premium 10-endowment at 65                       41 CSO
CORE       750B        Traditional   Junior thrift bldr-full benefit 6 mos.                      41 CSO
CORE       751BA       Traditional   Junior thrift builder                                       41 CSO
CORE       752BA       Traditional   Retirement premium 10-junior thrift bldr                    41 CSO
CORE       798AA       Traditional   Later life                                                    AE
CORE       798BA       Traditional   Late life                                                   41 CSO
CORE       799AA       Traditional   Later Maturity                                                AE
CORE       799BA       Traditional   Later Maturity                                              41 CSO
CORE       799DA       Traditional   Later Maturity                                              58 CSO
CORE       799GA       Traditional   Later Maturity Policies                                   58 CSO 72
CORE       799JA       Traditional   Later Maturity Policies                                   58 CSO 77
CORE       802AA       Traditional   Graded benefit endowment at 65                                AE
CORE       802BA       Traditional   Graded benefit endowment at 65                              41 CSO
CORE       803AA       Traditional   Graded benefit endowment at 85                                AE
CORE       803BA       Traditional   Graded benefit endowment at 85                              41 CSO
CORE       855BA       Traditional   Full benefit endowment 65                                   41 CSO
CORE       856BA       Traditional   Full benefit endowment 85                                   41 CSO
CORE       857BA       Traditional   Full benefit 20 pay end 85                                  41 CSO
CORE       858BA       Traditional   Full benefit 30 pay end 85                                  41 CSO
CORE       860BA       Traditional   Full benefit male retirement income 55 10C+C                41 CSO
CORE       862BA       Traditional   Full benefit male retirement income 65 10C+C                41 CSO
CORE       865BA       Traditional   Full benefit female retirement income 65 10C+C              41 CSO
CORE       866BA       Traditional   Full benefit 20 pay end 65                                  41 CSO
CORE       876BB       Traditional   Full benefit preferred protector upgrade                    41 CSO
CORE       877BA       Traditional   Full benefit endowment 60                                   41 CSO

                        PRODUCT/
PLATFORM   PLAN CODE     TYPE                     PRODUCT NAME                            PORTFOLIO
----------------------------------------------------------------------------------------------------------
CORE       911DA       Traditional   Male retirement income 60 10C+C                             58 CSO
CORE       912BA       Traditional   Male retirement income 65 10C+C                             41 CSO
CORE       912DA       Traditional   Male retirement income 65 10C+C                             58 CSO
CORE       912GA       Traditional   Male retirement income 65 10C+C                           58 CSO 72
CORE       912GB       Traditional   Male retirement income 65 10C+C upgrade                   58 CSO 72
CORE       921BA       Traditional   Female retirement income 60 10C+C                           41 CSO
CORE       922BA       Traditional   Female retirement income 65 10C+C                           41 CSO
CORE       922DA       Traditional   Female retirement income 65 10C+C                           58 CSO
CORE       922GA       Traditional   Female retirement income 65 10C+C                         58 CSO 72
CORE       932GB       Traditional   NS retirement income 65 male 10C+C upgrade                58 CSO 72
CORE       988GA       Traditional   Single premium life                                       58 CSO 72
CORE       993DA       Traditional   Extended Insurance                                          58 CSO
CORE       993GA       Traditional   Extended Insurance                                        58 CSO 72
CORE       997AA       Traditional   Extended Insurance                                            AE
CORE       997BA       Traditional   Extended Insurance                                          41 CSO
CORE       998AA       Traditional   Paid up life                                                  AE
CORE       998BA       Traditional   Paid up life                                                41 CSO
CORE       998DA       Traditional   Paid up life                                                58 CSO
CORE       998GA       Traditional   Paid up life                                              58 CSO 72
CORE       998GB       Traditional   Paid up life upgrade                                      58 CSO 72
CORE       999AA       Traditional   Paid up endowment                                             AE
CORE       999BA       Traditional   Paid up endowment                                           41 CSO
CORE       999DA       Traditional   Paid up endowment                                           58 CSO
CORE       999GA       Traditional   Paid up endowment                                         58 CSO 72
CORE       999GB       Traditional   Paid up endowment upgrade                                 58 CSO 72
CORE       ZBAAA       Traditional   Joint life 0530, 448-00                                     Misc.
CORE       ZBCAA       Traditional   Juvenile annuity 0535, 061-00                               Misc.
CORE       ZBEBA       Traditional   Juvenile annuity 0760, 774-00                               Misc.
CORE       ZCCAA       Traditional   Premium commuted 434, 080 & 434, 081                        Misc.
CORE       ZCEAA       Traditional   Premium commuted 480, 074 & 480, 075                        Misc.
CORE       ZCEBA       Traditional   Premium commuted 896, 707-00                                Misc.
CORE       ZCFBA       Traditional   Premium commuted 946, 377-06                                Misc.
RPS        N/A         Traditional
                       Life-Payout

RIO / RIFA / IRA CONTRACTS (AS OF JANUARY 20, 2006)

CLIENT hereby represents and warrants to ADMINISTRATOR and SDI that the Defined Benefit IO Contracts, the Purchased Benefit Contracts and the RIFA Contracts identified below are exempt from registration under the Securities Act of 1933 pursuant to Section 3(a)(2) thereof, or are excluded from the application of the Securities Act of 1933 pursuant to Section 3(a)8 thereof and are not securities or are exempt from registration under applicable state securities laws. CLIENT further represents and warrants that any separate accounts supporting such contracts are exempt from registration as investment companies under the Investment Company Act of 1940 pursuant to Section 3(c)(11).

    CONTRACT TYPES
    Deposit Administration (DA)
          Growmark
          Asbestos Local 6
          Lincoln Brass
          Coyne Delany
          Foremost Mckesson
    Fully Reserved Immediate Participation Guaranteed (FRIPG)
          Wyman Gordan
          Blair Strip Hourly/Salaried
          Delaware River
          Production Svs
    Limited Liability Immediate Participation Guaranteed (LLIPG)
          Napco
          Navy Relief (1)
    Flexible Investment Contract (FLIC)
          AFC Cash Balance (2)
          Provident Savings
          PerkinElmer
          NY Water
          Destileria Serralles
    One Shot (OS)
          Columbia Mutual

    CONTRACT TYPES
    Retired - Payouts
    Variable Annuities (GA-2657) - Highway Users
    Purchased COLI (GA-91814) - Devall Co Teachers
    Combined Check (GA-91488) - (Nuns) Columbus Cumeo
    Deferred - Future Payouts, general account
    Permanent Retirement Income Insurance and Permanent Annuity

    CONTRACT TYPES
    Individual Retirement Annuity
    TOTAL

    CONTRACT TYPES
    Retirement Investment Fund Agreement - pooled, unallocated contract, non-registered, PT21 (pre-81), PT81

    (1) Includes FRIPG and LLIPG contact components.
    (2) Includes FRIPG and FLIC contract components.
    (3) Some contracts are listed twice or more because they include Retired, Deferred, and Permanent components. If none were listed twice, the total number of Purchased Benefit Contracts would be 779.

                                  SCHEDULE A-4

                               COMMONWEALTH - VUL

PRODUCT NAME                      COMPANY   CONVERSION METHOD
-------------------------------------------------------------
Farmers Variable Universal Life   Kemper    Full History
Kemper Select VUL                 Kemper    Full History
Power V Variable Universal Life   Kemper    Full History
Life Investor VUL                 Kemper    Full History

                                  SCHEDULE A-5

                               COMMONWEALTH - MYGA

                CONTRACT NUMBERING
PLAN CODE            SCHEME                PRODUCT NAME              COMPANY
---------   -------------------------   -----------------   ------------------------
   451             905XXXXXXX           Commonwealth MYGA   Commonwealth Annuity and
                                                             Life Insurance Company

                                   SCHEDULE B

                               TRANSITION SERVICES

1. SETUP.

With respect to the transition of new products, ADMINISTRATOR and SDI shall work with COMMONWEALTH and CLIENT to develop any necessary enhancements with respect to the following:

(a)  incoming and outgoing interfaces;
(b)  Group Processing support (if applicable);
(c)  tracking multiple sources of money;
(d)  operational reporting;
(e)  interfaces to DST, NSCC and other business parties;
(f)  web and IVR;
(g)  licensing and appointment interfaces;
(h)  commissions and trail payments;
(i)  printed output;
(j)  pricing and trades;
(k)  fund trading rules
(l)  performance returns;
(m)  accounts payable;
(n)  billing and reconciliation;
(o)  archive database (identify years of data to archive)
(p)  data mart consulting
(q)  others as mutually agreed to by the parties

2. CONVERSION.

ADMINISTRATOR and SDI, with support and cooperation of COMMONWEALTH and CLIENT, shall evaluate, translate and transition the Contracts to their systems using the measurable detailed in this Schedule B (as well as those set forth in a Program Charter, if any, recognizing that the tasks and timelines represented in a Program Charter are based on initial project estimates and that adjustments, agreed upon by both ADMINISTRATOR and SDI and COMMONWEALTH and CLIENT have been or will be made from time to time).

ADMINISTRATOR and SDI, with support and cooperation of COMMONWEALTH and CLIENT, will compare all Contracts being transitioned as per their systems VIS-A-VIS the systems in use by CLIENT prior to transition in respect of the following (as applicable):

(a)  total account value;*
(b)  value by fund;*
(c)  units by fund;*
(d)  death benefit amount;*
(e)  net cash value;*
(f)  cumulative purchase payments *
(g)  net amount at risk
(h)  face amount
(i)  loan - payoff amount,
(j)  fixed account deposit date
(k)  accumulative premiums and withdrawals; and
(l)  additional items approved by all parties.

If the comparison in respect of the asterisked items reveals a difference less than or equal to the lesser of 0.5% or $10 or other agreed upon tolerance, (the "Tolerance"), ADMINISTRATOR and SDI shall automatically adjust the values on its systems to equal the values on CLIENT's systems. If the comparison in respect of any item reveals a difference greater than the Tolerance, ADMINISTRATOR and SDI, with the support and cooperation of COMMONWEALTH shall promptly investigate the reason for the discrepancy. To the extent the reason is attributable to ADMINISTRATOR's and SDI's systems, ADMINISTRATOR and SDI shall correct its systems unless an acceptable alternative has been agreed to. If any remaining discrepancy is then less than the Tolerance, ADMINISTRATOR and SDI shall proceed as set forth above. If any remaining discrepancy is greater than the Tolerance, ADMINISTRATOR and SDI shall inform COMMONWEALTH of the remaining discrepancy and obtain revised data, instructions and/or assistance from COMMONWEALTH on resolving the discrepancy.

ADMINISTRATOR and SDI, with the cooperation and assistance from COMMONWEALTH and CLIENT, shall validate the remainder of Contract information by reviewing an agreed upon sampling of the Contracts across all plan codes against agreed tolerance levels and resolve discrepancies.

2.   SEPARATE ACCOUNTS.

If applicable, ADMINISTRATOR and SDI shall work, in cooperation with COMMONWEALTH and CLIENT, to transfer the following functions to ADMINISTRATOR and SDI systems:

(a)  daily pricing;
(b)  daily fund trading; and
(c)  performance returns.

4. IMAGE/LOCKBOX. ADMINISTRATOR and SDI shall work, in cooperation with COMMONWEALTH and CLIENT, to:

(a) evaluate the current image and lockbox systems used in connection with the Contracts and establish appropriate workflow processes on ADMINISTRATOR and SDI systems;
(b) work with CLIENT's information technology resources to transition existing electronic images to ADMINISTRATOR's and SDI's systems; and
(c) identify required paper files and arrange for delivery of them to ADMINISTRATOR's and SDI's facilities or appropriate access by ADMINISTRATOR and SDI

                                   SCHEDULE C

                             ADMINISTRATION SERVICES

1.   PURCHASE PAYMENT AND LOAN REPAYMENTS

     (a) ADMINISTRATOR shall bill and collect all premiums and loan repayments due under the Contracts, deposit them in the appropriate account established by COMMONWEALTH for such purposes (see SECTION 6.2 of the Master Agreement), return any unearned premiums or other premiums to be refunded, and reconcile amounts paid with returned billing statements or other remittance media. If fixed contract premiums are received with the variable listbills, the funds will be remitted to CLIENT along with appropriate supporting documentation. The listbill process will include billing for fixed contracts.

     (b) ADMINISTRATOR shall update the Contract owner master records and all other records to reflect payments received and refunded.

     (c) ADMINISTRATOR shall serve as agent on behalf of Epoch Securities, Inc. ("EPOCH"), the Common Remitter for the Contracts, and perform required functions, including but not limited to, proper application of employer and employee contributions, allocation of monies to proper insurance entities, reconciliation of the underlying bank account, and providing reports and other documentation to allow EPOCH to maintain proper books and records.

2.   NOTICES, PROXIES, STATEMENTS, CONFIRMATIONS, AND OTHER MAILINGS TO
     CUSTOMERS

     (a) ADMINISTRATOR, either directly or through a vendor, will provide proxy processing for the underlying funds of the variable Contracts as required by the participation agreements between COMMONWEALTH or a CLIENT and the underlying fund and in accordance with Applicable Law.

     (b) ADMINISTRATOR shall mail, or provide files to vendors for production and mailing of reports, statements, and confirmations to contract owners, insureds, claimants, and annuitants as required by the Contracts and Applicable Law and in accordance with the standard industry practices.

     (c) ADMINISTRATOR shall mail reports, statements, and confirmations to policyholders, insureds, claimants, and annuitants as required by the Contracts and Applicable Law and in accordance with the standard industry practices

     (d) ADMINISTRATOR shall provide an annual information package to Plan Administrators/Trustees which includes data to support their reporting requirements.

3.   CONTRACT OWNER SERVICES

     (a) ADMINISTRATOR shall maintain a toll free number call center located in the United States, with properly licensed staffing sufficient to handle inquiries on a prompt basis, to service contract owners, claimants, annuitants, beneficiaries, and insureds and their authorized agents and representatives in respect of the Contracts. The call center shall operate and be available between the hours of 7:30 a.m. and 5:00 p.m. Central Standard Time.

          Regarding the provision of services in respect of claims, see item 5 below. ADMINISTRATOR shall not furnish advice or suggestions, but rather only factual responses.

     (b) ADMINISTRATOR shall maintain a web site that gives owners of Contracts (other than the Contracts set forth in Schedule A-3) full access to Contract data including daily account values and unit values as well as allows sub-account transfers and purchase payment allocation changes, if and to the extent such owners had such access and functionality as of the date hereof. Such web site shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access and on-line customer transactions, with such standards including firewalls and other protections assuring: (a) the security of the web site and of individual contract owner information and transactions, and (b) the privacy of and limited access to, the contract owner's account and account related information (or other personal or personally identifying information). The Web will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

     (c) ADMINISTRATOR shall maintain an IVR that gives owners of Contracts (other than the Contracts set forth in Schedule A-3, unless the ADMINISTRATOR otherwise agrees) access to a subset of Contract data including daily account values and unit values. Such IVR shall be designed, implemented and maintained in accordance with standards of the insurance industry for customer information access, with such standards including protections assuring: (a) the security of the IVR and of individual contract owner information, and (b) the privacy of and limited access to, the contract owner's account and account related information (or other personal or personally identifying information). The IVR will be available 24 hours a day, 7 days a week, other than necessary maintenance periods.

     (d) ADMINISTRATOR shall, in accordance with written underwriting and claims processing guidelines furnished by COMMONWEALTH or a CLIENT, as applicable, provide general contract owner services with respect to the Contracts, including, but not limited to, the following, but excluding any such services if, or to the extent that, licensing as a broker-dealer is required to perform them (in which event SDI shall provide Brokerage Services as provided in Schedule D) and also excluding plan administration services with respect to tax-qualified plans and accounts::

          (i) responding to inquiries, including inquiries regarding the scope and amounts of benefits provided under the Contracts;

          (ii) supplying claimants, contract owners, annuitants, and beneficiaries, and insureds with appropriate instructions and forms for reporting claims and for submitting relevant information;

          (iii)processing and recording changes in the Contracts (including (A) changes of ownership, beneficiary, and options under the Contracts, and (B) changes in name, address and other data related to the contract owners and insureds under the Contracts), reissuances, annuitization, and all financial transactions (E.G., transfer requests from one subaccount to another), in all cases within time intervals necessary to meet SEC, FINRA, and other applicable legal and regulatory requirements;

          (iv) processing contract loans and surrenders;

          (v)  processing replacements and exchange requests;

          (vi) responding to inquires received (whether by telephone, electronic transmission, facsimile, mail or otherwise) from insureds, contract owners, beneficiaries and annuitants or their authorized agents or representatives in accordance with Applicable Law and industry standards (including adjustments incident to changes in Applicable Law or industry standards); and

         (vii) processing any required or permitted changes, as and when communicated to ADMINISTRATOR by COMMONWEALTH, in non-guaranteed elements (E.G. crediting rates on the Contracts) and satisfying all related notice requirements in connection with such required or permitted changes;

        (viii) processing the election of annuity options available under the Contracts and maintaining the Contracts in the annuitization phase.

          (ix) establishing new or administering existing asset allocation programs at the contract level and remitting to CLIENT quarterly all MIAA fees deducted from the Contracts (Protective/ZALICO)

          (x)  processing waiver of premium requests;

          (xi) processing of contract maturities

         (xii) disbursement of retirement benefits; and

         (xii) processing of deposits and withdrawals as directed by RIO/RIFA Trustees (FAFLIC).

     (e) ADMINISTRATOR shall calculate and assess (on a daily basis) the mortality and expense risk charges, administrative charges and other optional charges, in accordance with the provisions of the Contracts and any endorsements or elected special programs, and, insofar as not inconsistent with the terms thereof, the prospectus and the statement of additional information disclosure.

     (f) ADMINISTRATOR shall obtain (on a daily basis) the net asset value ("NAV") of each fund that serves as an investment option for the variable Contracts and, provided the underlying fund timely furnishes its NAV, compute the accumulation unit value of each subaccount of the separate accounts of the variable Contracts in accordance with the provisions of the variable Contracts, the prospectus and the statement of additional information disclosure, or elected special programs on any day when such calculation is required by the Investment Company Act of 1940.

     (g) ADMINISTRATOR shall calculate for COMMONWEALTH, in the manner required by SEC regulations, as instructed or agreed by COMMONWEALTH, the performance returns for the variable Contracts on a monthly, quarterly, and annual basis as required by SEC regulations.

     (h) ADMINISTRATOR shall prepare copies of contract data pages, inserts, or additions to Contracts as supplied by COMMONWEALTH and mail such items to contract holders or agents as appropriate.

     (i) ADMINISTRTOR shall apply dividends according th the schedule determined by a Client (FAFLIC)

4    CLAIMS.

     Pursuant to Section 3.6 of the Master Agreement. ADMINISTRATOR is not required to agree to written claims processing guidelines that would necessitate registration or licensure of ADMINISTRATOR as anything other than a third party administrator; provided that if Applicable Law changes such that procedures to which ADMINISTRATOR has then previously agreed necessitate additional registration or licensure, ADMINISTRATOR shall comply with such additional registration or licensure requirements.

5.   TAXES.

     (a) Commonwealth and/or each CLIENT shall prepare, mail and retain copies of all Tax reporting related to the contracts of transactions that occurred prior to the conversion of the products to the ADMINISTRATOR.

          ADMINISTRATOR will respond to inquiries on behalf of CLIENTS related to prior reporting transactions to the extent such information is available to them. If ADMINISTRATOR identifies that corrections to CLIENT returns are required, they will provide appropriate information for such corrections to be filed.

     (b) Corrective Processing -- in the event of correction of transactions that occurred prior to the conversion of Contracts to ADMINISTRATOR that affect tax activity for the current year, ADMINISTRATOR shall determine whether an adjustment should be made to prior amounts withheld and participant tax reporting information and communicate accordingly to CLIENT.

     (c) ADMINISTRATOR shall prepare, mail and retain copies of all Tax reporting related to the contracts required by Applicable Law after the service commencement date, including, without limitation, 1099-R, 1099-INT, 1099MISC, 1099DIV and 5498 for contract owners and beneficiaries as required, and distribute the same to contract owners and beneficiaries and appropriate authorities.

1.   AGENT COMPENSATION

     ADMINISTRATOR shall, on behalf of COMMONWEALTH and the CLIENTS, make payments due from COMMONWEALTH to the broker/dealers of record for the Contracts as required by written agreements between COMMONWEALTH or a CLIENT and/or one of their respective affiliates and such broker/dealers governing compensation paid in connection with the sale and/or servicing of the Variable Contracts, which payments become due after the Service commencement date. The fixed trail calculation and payment are excluded. In connection therewith, ADMINISTRATOR shall also give effect to any transferred debit balances and/or overpayments that are recoverable or deductible from current or future commission payments. ADMINISTRATOR shall assure compliance with all reasonable commission accounting or other standards.

2.   BROKER/DEALER TRANSFERS AND LICENSING

     ADMINISTRATOR shall, on behalf of COMMONWEALTH and the CLIENTS, provide the following support for broker/dealers and broker changes, in each case relating to the Contracts, including with respect to:

     (a)  broker transfers;

     (b)  business transfers;

     (c)  broker setup;

     (d)  broker/dealer setup;

     (e)  confirmation of licensing for broker/dealers; and

     (f)  maintenance of broker/dealer records

8.   ACCOUNTING AND REPORTING SERVICES

     ADMINISTRATOR shall perform, with respect to the Contracts, all accounting and reporting of direct and ceded premiums and claims (and other contract owner disbursements, contract loans, commissions, premium tax payments and accruals). Such services shall include all accounting and reporting necessary to provide COMMONWEALTH with all required data needed for statutory ("SAP") and generally accepted accounting principles ("GAAP") financial statements and filings and state and federal income and premium tax reporting and filings. With respect to premium taxes, ADMINISTRATOR's reporting shall be broken out on a state-by-state basis.

     (a) Within the mutually agreed upon number of days following the end of each month ADMINISTRATOR shall furnish COMMONWEALTH with the following factual information in the format agreed to by both COMMONWEALTH and ADMINISTRATOR. ADMINISTRATOR will generate a control report and identify a contact to help resolve any transmission or balancing issues:

          (i)     general ledger summary file;

          (ii)    settlement report;

          (iii)   non-ledger transactions;

          (iv)    pending claim information;

          (v) seriatim valuation contract file as needed to calculate actuarial reserves;

          (vi) contract file information, as needed, to support reinsurance reporting;

          (vii)   premium tax and guarantee fund filings;

          (viii) unpaid benefits and unpaid dividends, and items such as mortality expenses and lapses so that CLIENTS can determine future dividends.

          (ix)    reports of lost policyholders for escheatment purposes;

          (x) assistance with information required under an agreed upon format.

          (b) Quarterly, ADMINISTRATOR shall, in addition to the normal monthly reporting, furnish COMMONWEALTH with a Schedule D related to the Separate Account business, Including Unit Value Assets information, within ten (10) Business Days following the last day of the applicable quarter.

     (c) Annually, ADMINISTRATOR shall in addition to the normal monthly and quarterly reporting furnish COMMONWEALTH with the following information necessary to complete the Annual Statement and state required quarterly and supplemental filings, including the following within fifteen (15) Business Days following the last day of the applicable reporting period:

          (i) Exhibit of Number of Contracts, Contracts, Certificates, Income Payable and Account Values In Force for Supplementary Contracts, Annuities, Accident & Health and Other Contracts;

          (ii) Municipal Tax Detail (Town and County detail for states requiring municipal taxes); and

         (iii) Applicable note information.

          (iv) Separate Account Annual Statement information (from Green book):
               Exhibit 3, Analysis of Reserves, Exhibit 6.

          (v)  Unit Values at year-end by class

          (vi) Exhibit of Life Insurance (Blue Book Annual Statement pages 24-26) and Exhibit of Numbers (Blue Book Annual Statement pages
               27)

     (d) Annually as of September 30, ADMINISTRATOR shall provide a SAS 70 report by an external audit firm to COMMONWEALTH.

9.   COMPLIANCE SERVICES

     ADMINISTRATOR shall provide COMMONWEALTH with the following compliance services:

     (a) provide, upon request, information regarding the Contracts for market conduct examinations, analysis and state survey activities and work with COMMONWEALTH and/or CLIENTS to resolve problems and take corrective action with regard to such matters;

     (b) provide information to COMMONWEALTH and/or CLIENTS related to the Contracts as reasonably necessary for COMMONWEALTH to prepare filings with the SEC and NASD (including, without limitation, compilation of information, if any, related to the Contracts that would be reflected in any post-effective amendment to a registration statement for a Contract, Form 24F-2, Form N-SAR, quarterly FOCUS II/IIA reports, or annual FOCUS schedule 1);

     (c) make special mailings, including, among other things, the periodic mailing of privacy notices to owners and insureds/annuitants, as requested and in the form supplied by COMMONWEALTH and/or CLIENTS;

     (d) promptly forward to COMMONWEALTH's compliance team any written communication, and any tape recording of any oral communication, received or made by ADMINISTRATOR primarily expressing a complaint against COMMONWEALTH, a CLIENT, ADMINISTRATOR or SDI with respect to a Contract, or otherwise requiring that COMMONWEALTH, rather than ADMINISTRATOR on its behalf, respond to such communication because a response by ADMINISTRATOR or SDI is outside the scope of the services to be provided by them, and information in ADMINISTRATOR's or SDI's possession relevant to the fashioning of a response; provided that ADMINISTRATOR shall not be obligated to draft, recommend or provide advice regarding responses to complaints;

     (e) cooperate and make its personnel available to assist COMMONWEALTH in the event a complaint shall involve performance of the Administration Services or the Brokerage Services;

     (f) provide compliance services required by OFAC and anti-money "laundering" procedures, including but not limited to those adopted under the U.S.A. Patriot Act, in respect of performance of the Administration Services;

     (g) assist (excluding the provision of advice) COMMONWEALTH in connection with responding to inquiries relating to the Contracts from the SEC, FINRA, NAIC or the insurance or securities departments of the various states in which the contract owners are located;

     (h) cooperate with COMMONWEALTH's and CLIENTS' efforts to facilitate fraud detection and investigation that relate to the Contracts and in accordance with COMMONWEALTH's and CLIENTS' anti-fraud plan and procedures; and

     (i) for any breach of Nonpublic Personal Information, ADMINISTATOR and SDI will follow Commonwealth's reasonable instructions with respect to such breach, which instructions may include COMMONWEALTH instructing ADMINISTRATOR and/or SDI to provide notices (drafted and supplied to them by COMMONWEALTH) to affected Contract owners.

          ADMINISTRATOR's Service Manager in respect of COMMONWEALTH shall serve as the front person for purposes of communications by or to COMMONWEALTH related to complaints, regulatory and compliance matters, and any third party litigation related to the Contracts, the Administration Services, or the Brokerage Services; provided that such service shall not preclude the Service Manager from having other employees of ADMINISTRATOR or SDI assist with respect to such communications or in particular cases or with respect to particular matters, communicating information to COMMONWEALTH or receiving information from COMMONWEALTH on his or her behalf.

10.  HARD COPY HISTORICAL RECORDS RETENTION .

     Maintain in safe storage hard copy historical records created by COMMONWEALTH or a CLIENT in respect of pre-conversion transactions with respect to the Contracts. (Costs of shipment and storage are not included; COMMONWEALTH is responsible for shipment and shipment costs and storage and retrieval and re-delivery charges are pass-through costs.)

11.  MAINTENANCE OF ELECTRONIC ARCHIVAL DATABASE

     Maintain electronic archival database established in conversion process up to date.

12.  POST CONVERSION IDENTIFICATION OF NECESSARY ADMINISTRATION SERVICES.

     In the event that a necessary Administration Service is identified post conversion which was not previously identified, that service may be added and the fees therefor negotiated in good faith.

                                   SCHEDULE D
                               BROKERAGE SERVICES

1. Aggregating and netting customer orders forwarded by ADMINISTRATOR to SDI for the purchase and sale of shares of the mutual funds which serve as the underlying investment of the variable Contracts (each a "Fund");

2.   As determined by COMMONWEALTH, submitting net orders to (a) COMMONWEALTH or
     (b) the Funds, or their respective agents; provided COMMONWEALTH has arranged for the Funds to accept such orders from SDI on behalf of COMMONWEALTH;

3. As determined by COMMONWEALTH, (a) instructing CLIENT on funding of disbursement accounts as necessary to make trade settlement payments and effecting such payments from such CLIENT disbursement accounts or (b) forwarding wire transfer instructions to CLIENT in order to settle Fund trades; and

4. Assisting ADMINISTRATOR in the daily reconciliation of COMMONWEALTH and variable Contract owner records to the overall positions with the Funds.

                                   SCHEDULE E

                            SERVICE LEVEL AGREEMENTS


For the purposes of Schedule E, the term "Contract" includes both the Contracts being transitioned and the New Products being implemented.

A. GENERAL

TASK                                                                             PERFORMANCE STANDARD
------------------------------------------------------------  ------------------------------------------------------------
Mailing Standards:
- Sending out requested forms                                 - Mailed within 5 Business Days of request

- Sending out Contract Owner Annual Reports                   - As required by Applicable Law

- Commission Checks                                           - Mailed within 5 Business Days of production

- Confirmation statements and checks                          - Mailed within 5 Business Days following related financial transaction

- Statements of Account                                       - Position files provided to DST by the 3rd day after the
                                                              end of the quarter or year to which the statements relate

-  Sending out Policyholder Anniversary Statements            -   95% mailed by the thirtieth (30th) Business Day of the
   (Traditional/RIFA/RIO)                                         following month

Phone Standards:
- Answer time                                                 - 60% of calls answered within 60 seconds

                                                              - Hours of operation from 7:30 am to 5:00 pm CST.

Processing Standards for Variable Contracts:
- Average time to process non-financial change requests       - 95% processed within Five (5) Business Days from receipt
such as address, beneficiary, and payment mode                of request in good order

- Average time to process financial change requests such      - Same Business Day if received, in good order, prior to the
as transfers, withdrawals, and automatic rebalancing          close of regular trading hours on the New York Stock
                                                              Exchange (normally 4:00 p.m. EST). Next Business Day if
                                                              received after New York Stock Exchange close

Processing Standards for Traditional Life Insurance and
Fixed Annuities:
-  Average time to process non-financial changes such         - 95% processed within seven (7) Business Days from receipt
   as address, beneficiary, and payment mode                      of request in good order
-  Average time to process financial change requests          - 95% in five (5) Business Days from receipt of request in
   such as transfers, withdrawals, and automatic                  good order
   rebalancing, surrenders, loans, and dividend releases

-  Dividends                                                  - Post 95% of applicable dividends to account on first (1st)
                                                                  Business Day of January. Mail check within the first
                                                                  seven (7) Business Days of January (if January dividend
                                                                  and policy paid through January 1)
                                                              - Post 95% of applicable dividends to account on anniversary date of the policy and mail check within seven (7)
                                                                  Business Days of anniversary date on policies paid
                                                                  through anniversary

Processing Contract Claims                                    - In accordance with agreed Claims Guidelines (see Section
                                                              3.6 of Master Agreement)

                                                              - Claims on variable products to be processed on the same
                                                              day in which they are deemed to be In Good Order

                                                              - Initial Notification of Death
                                                                  -  98% within 5 business days

                                                              - Follow Up Processing
                                                                  -  98% within 30 business days

Web Service                                                   - 24-7 web access will be provided 99.5% of the time
                                                              measured over the trailing 12 months (or the life of the
                                                              Work Assignment if then less 12 months), except as required for scheduled maintenance or due to circumstances outside
                                                              the Administrators control

IVR service
                                                              - 24-7 IVR access will be provided 99.5% of the time
                                                              measured over the trailing 12 months (or the life of the
                                                              Work Assignment if then less 12 months), except as required for scheduled maintenance or due to circumstances outside
                                                              the Administrators control

Trading Standards                                             - Orders from contract owners to funds to be transmitted by
                                                              10:00 a.m. (CST).
                                                              - Payments to funds (provided sufficient funds in
                                                              appropriate disbursement account) to be transmitted by
                                                              12:00 p.m. (CST)

Compliance Standards:
- Regulatory Complaint from Regulator                         - Copy of complaint to COMMONWEALTH within 2 Business Days

- Producer Incident                                           - Copy of incident to COMMONWEALTH within 2 Business Days

- Copies of correspondence and voice recordings relevant      - Submitted to COMMONWEALTH within 10 Business Days of
to customer complaints                                        Service Provider receipt, unless additional time has been
                                                              requested

-Data and document requests not related to audits or          - Material to be provided to COMMONWEALTH within 10 business
regulatory requests                                           days from date both COMMONWEALTH and Administrator agree on request criteria

-Specific Regulatory Requests (in connection with a           - Material to be provided to COMMONWEALTH within 10 business
request by a regulator or governing body such as the          days from date COMMONWEALTH and Administrator agree on
SEC,FINRA, DOI, etc)                                          request criteria unless a shorter time is required by the
                                                              regulator

-Requests in connection with a specific project, audit        -Within agreed upon time frames between COMMONWEALTH and
project or new regulation                                     Administrator

- Legal Requests (i.e. Litigation, subpoenas, levies,         - Delivery of Legal correspondence as outlined by the
garnishments or bankruptcies)                                 regulatory requirement (not more than 2 business days)

Extract Processing Standards:                                 - Minimum Service Level: 90%, Measurement period is Monthly

                                                                 - Daily PHDBTOO - 6:00 pm CT

                                                                 - Daily GL - 1:00 pm CT (all GL files, AFLIAC, GS, &
                                                              TransAmerica)

                                                                 - Monthly PHDBTOO - 8:00 pm CT - this extract usually
                                                              runs for 8-9 hours

                                                                 - Reserve - 1pm CT (all Reserve files GS, IFE VUL, GS
                                                              Payout, DBIO, GACB, RIFA, Protective, & Trad)

                                                                 - TAI - 1 ;00 pm CT


* Performance against these standards shall be measured monthly and reported by ADMINISTRATOR to COMMONWEALTH within ten (10) Business Days following the end of each month.

** Neither Contracts in Service for less than three full calendar months following transition to ADMINISTRATOR and SDI for administration nor Contracts in respect of which records are incomplete need be (but they may be) considered by ADMINISTRATOR for purposes of determining and reporting on performance relative to such Service Level Agreements. The procedures for processing Contracts in respect of which records are incomplete will be handled as exception processing.

*** ADMINISTRATOR shall not be considered to have failed to satisfy such Service Level Agreements if such failure is the result of extraordinary events, such as events of FORCE MAJEURE; e.g. a material ratings downgrade of COMMONWEALTH, or publication of an article that COMMONWEALTH is near insolvency, a customer base mailing of non-routine character resulting in unanticipated customer contact; COMMONWEALTH understands and acknowledges that such Service Level Agreements are intended only as measures of commercially reasonable performance under anticipated ordinary business conditions.

**** ADMINISTRATOR shall not be held responsible for failure to meet such Service Level Agreements due to material production backlogs on Service commencement dates.

***** ADMINISTRATOR and COMMONWEALTH agree to discuss in good faith any service level change order request hereafter made by COMMONWEALTH in the event the levels of service actually being furnished by ADMINISTRATOR are not, overall, comparable or better relative to what had been furnished by CLIENT prior to ADMINISTRATOR providing services.

B. BROKERAGE SERVICE LEVEL AGREEMENTS

Orders for the purchase and sale of the Funds shall be effected in compliance, in all material respects, with the terms of the applicable participation agreement between the respective Fund (and/or its agents) and COMMONWEALTH or the applicable CLIENT, provided, however, that (a) COMMONWEALTH and the CLIENT has furnished SDI with copies of all applicable participation agreements and (b) the agreement of the Funds (and/or, as required, the NSCC, in the case of NSCC-traded Funds) to allow SDI to initiate trades on behalf of COMMONWEALTH has been obtained by COMMONWEALTH.

C. SIGNIFICANT AND CHRONIC

Service Level Agreement performance failures shall be regarded as "significant" if performance is worse than as specified below. Significant performance failures that occur in four consecutive months, or that occur in any eight months out of any twelve-month period, shall be regarded a "chronic:

TASK                                                                            PERFORMANCE STANDARDS
------------------------------------------------------------  ------------------------------------------------------------
Mailing Standards:
- Sending out requested forms                                 - Mailed within 10 Business Days of request

- Sending out Contract owner Annual Reports                   - Mailed within 15 Business Days of production

- Commission Checks                                           - Mailed within 15 Business Days of production

- Confirmation statements and checks                          - Mailed within 15 Business Days of production

- Statements of Account                                       - Position files provided to DST by the 15th day after the end of the quarter or year to which the statements relate

-   Annual Statements                                         -   Mailed by the forty-fifth (45th) Business Day

Phone Standards:
- Answer time                                                 - 50% of calls answered within 120 seconds

Processing Standards for Variable Contracts:
- Average time to process non-financial change requests such  - Twenty (20) Business Days from receipt of request in good
as address, beneficiary, and payment mode                     order

- Average time to process financial change requests such as   - Within 5 business days if received, in good  order, prior
transfers, withdrawals, and automatic rebalancing             to the close of regular trading hours on the New York Stock
                                                              Exchange (normally 4:00 p.m. EST).

Processing Standards for Traditional Life Insurance and
Fixed Annuities:

-   Average time to process non-financial changes such as     -   Twenty (20) Business Days from receipt of request in
    address, beneficiary, and payment mode                        good order
-   Average time to process financial change requests such    - Within fifteen (15) business days if received, in good
    as transfers, withdrawals, and automatic rebalancing,         order
    surrenders, loans, and dividend releases
-   Dividends                                                 - Post 90% of applicable dividends to account on first (1st)
                                                                  Business Day of January. Mail check within the first
                                                                  twenty (20) Business Days of January (if January
                                                                  dividend)
                                                              -   Post 90% of applicable dividends to account on
                                                                  anniversary date of the policy and mail check within
                                                                  twenty (20) Business Days of anniversary date

Web Service
                                                              - 24-7 web access will be provided 90% of the time measured over the trailing 12 months (or the life of the Work
                                                              Assignment if then less 12 months), except as required for scheduled maintenance or due to circumstances outside the
                                                              Administrators control

IVR service
                                                              - 24-7 IVR access will be provided 90% of the time measured over the trailing 12 months (or the life of the Work
                                                              Assignment if then less 12 months), except as required for scheduled maintenance or due to circumstances outside the
                                                              Administrators control

Compliance Standards:
- Regulatory Complaint from Regulator                         - Copy of complaint to COMMONWEALTH within 7 Business Days

- Producer Incident                                           - Copy of incident to COMMONWEALTH within 7 Business Days

- Copies of correspondence and voice recordings relevant to   - Submitted to COMMONWEALTH within 20 Business Days of
customer complaints                                           Service Provider receipt, unless additional time has been
                                                              requested

-Data and document requests not related to audits or          - Material to be provided to COMMONWEALTH within 20 business
regulatory requests                                           days from date both COMMONWEALTH and Administrator agree on request criteria

-Specific Regulatory Requests (in connection with a request   - Material to be provided to COMMONWEALTH within 10 business
by a regulator or governing body such as the SEC,FINRA,       days from date COMMONWEALTH and Administrator agree on
DOI, etc)                                                     request criteria unless a shorter time is required by the
                                                              regulator

-Requests in connection with a specific project, audit project or new regulation

- Legal Requests (i.e. Litigation, subpoenas, levies,         -Within agreed upon time frames between COMMONWEALTH and
garnishments or bankruptcies)                                 Administrator

                                                              - Delivery of Legal correspondence as outlined by the
                                                              regulatory requirement (not more than 5 business days)

Extract Processing Standards:                                 - Minimum Service Level: 70%, Measurement period is Monthly

                                                                 - Daily PHDBTOO - 6:00 pm CT

                                                                 - Daily GL - 1:00 pm CT (all GL files, AFLIAC, GS, &
                                                              TransAmerica)

                                                                 - Monthly PHDBTOO - 8:00 pm CT - this extract usually
                                                              runs for 8-9 hours

                                                                 - Reserve - 1pm CT (all Reserve files GS, IFE VUL, GS
                                                              Payout, DBIO, GACB, RIFA, Protective, & Trad)

                                                                 - TAI - 1 ;00 pm CT

                                   SCHEDULE F
                          CONTRACT ADMINISTRATION FEES

                TABLE F.1 COMMONWEALTH, FAFLIC AND TRANSAMERICA

                                (PRICING DELETED)

MYGA - new business fee - Waived for the first year of the product launch up to 5,000 contracts, starting the date the first contract application is issued, the charge is $15 for each electronic application and $35 for each paper application processed. The first MYGA policy was issued on June 19, 2012 with the first year since product launch ending on June 19, 2013.

Subject to the CPI adjustment described Part IX.B of the Assignment and 8.6 of the Master Agreement.

                                   SCHEDULE G
                                 STANDARD RATES
                          2012 Time and Materials Rates

     Senior Professional Staff

     -   Attorneys                      $  223
     -   Executives / Program Manager   $  196
     -   Project Manager                $  196

     Professional Staff

     -   Actuaries                      $  168
     -   Senior Programmer Analyst,
     -   Senior Business Analyst        $  127
     -   Financial Accountant           $  109
     -   Programmer Analyst,
     -   Business Analyst               $  103
     -   Paralegal, Compliance          $   91

     Service Center Personnel

     -   Domestic                       $   57
     -   Offshore                       $   24

The foregoing charges shall be invoiced in arrears and due on the same terms as invoices for fees due pursuant to subject to the CPI adjustment described in
Section 8.6 of the Master Agreement.